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                                                                   EXHIBIT 10.02

                             EMPLOYMENT AGREEMENT

     This Agreement, dated as of _____ is between Isonics Corporation, a California corporation ("Employer"), and _________ ("Employee").

                                   BACKGROUND

     Employer has spent significant time, effort, and money to develop certain Proprietary Information (as defined below), which Employer considers vital to its business and goodwill. The Proprietary Information necessarily will be communicated to or acquired by Employee in the course of Employee's employment with Employer, and the parties desire to provide for the protection of Employer's Proprietary Information, and goodwill. Further, the parties anticipate that certain Invention/Ideas (as defined below) will be conceived, developed, or reduced to practice by Employee during the course of Employee's employment by Employer, and the parties desire to provide for the disclosure, assignment, and protection of these Invention/Ideas as provided in this Agreement. In addition, the parties desire to provide certain restrictions against solicitating customers or suppliers of Employer and inducing other employees to leave Employer, all as set forth below.

     The parties also desire to set forth in writing the terms and conditions of Employee's employment by Employer. The parties acknowledge that Employer considers the services of Employee to be unique, extraordinary and/or of intellectual character.

                               TERMS OF AGREEMENT

     NOW, THEREFORE, in consideration of the employment or continued employment of Employee by Employer, the parties agree as follows:

1.   Term of Agreement.
     -----------------

     This Agreement shall continue in full force and effect for the duration of Employee's employment by Employer (the "Period of Employment") and shall continue thereafter until terminated through a written instrument signed by both parties.

2.   Compensation and Benefits.
     -------------------------

     (a) Compensation.  In consideration of the services to be rendered by
         ------------
Employee commencing with the date of this Agreement and continuing until the termination of Employee's employment, Employer shall pay Employee ________ per year, payable semi-monthly, pursuant to the procedures regularly established, and as they may be amended from time to time, by Employer in its sole discretion. Employer shall review annually Employee's compensation in accordance with Employer's established administrative practice for adjusting salaries for similarly situated employees.
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     (b)    Benefits.  Employee shall be entitled to vacation leave in
            --------
accordance with Employer's standard policies, as they may be amended from time to time. As Employee becomes eligible therefor. Employee shall have the right to participate in and receive benefits from all present and future benefit plans specified in Employer's policies (as they may be amended from time to time) and generally made available to similarly situated employees of Employer. The amount and extent of benefits to which Employee is entitled shall be governed by the specific benefit plan, as amended. Nothing contained in this Agreement shall prevent Employer from changing or eliminating any benefit(s) during the Period of Employment as Employer, in its sole discretion, may deem necessary or desirable. All compensation and comparable payments to be paid to Employee shall be less withholdings required by law.

     (c)    No Incentive Compensation.  Unless otherwise agreed by the parties
            -------------------------
in a separate written agreement signed by the President of Employer, Employee shall not be entitled to any additional or incentive compensation.

     (d)    Expenses.  Employer shall reimburse Employee for reasonable
            --------
out-of-town travel and other business expenses reasonably incurred by Employee in the performance of Employee's duties, in accordance with Employer's policies, as they may be amended from time to time in Employer's sole discretion.

3.   Termination of Employment.
     -------------------------

     (a)    At-Will Employment.  At any time, either party may terminate the
            ------------------
Period of Employment for any reason, with or without cause. Without limiting the generality of the foregoing, Employer may dismiss Employee without cause at any time notwithstanding anything to the contrary contained in or arising from any statements, policies or practices of Employer relating to the employment, discipline, or termination of its employees.

     (b)    Termination Obligations.
            -----------------------

     (i) Employee agrees that all property, including, without limitation, all equipment, tangible Proprietary Information (as defined below), documents, books, records, reports, notes, contracts, lists, computer disks (and other computer-generated files and data), and copies thereof, created on any medium and furnished to, obtained by, or prepared by Employee in the course of or incident to Employee's employment, belong to Employer and shall be returned promptly to Employer upon termination of the Period of Employment.

     (ii) Employee's representations, warranties, and obligations contained in this Agreement shall survive the termination of the Period of Employment, and Employee's representations and warranties shall also survive the expiration of this Agreement.

     (iii) Following any termination of the Period of Employment, Employee shall fully cooperate with Employer in all matters relating to Employee's continuing obligations under this Agreement.

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

4.   Proprietary Information.
     -----------------------

     (a) Defined.  "Proprietary Information" is all information, ideas and
         -------
concepts in whatever form, tangible or intangible, pertaining in any manner to the business of Employer, or any Affiliate (as hereinafter defined), or the respective employees, clients, customers, suppliers, consultants or business associates of Employer or any Affiliate, which information, idea(s) or concept(s) have been, or shall have been, produced by any employee of Employer in the course of his or her employment or otherwise produced or acquired by or on behalf of Employer. All Proprietary Information not generally known outside of Employer's organization, and all Proprietary Information so known only through improper means, shall be deemed "Confidential Information." Without limiting the foregoing definition, Proprietary Information and Confidential Information shall include, but not be limited to: (i) formulas, teaching and development techniques, processes, trade secrets, computer programs, electronic codes, inventions, improvements, and research projects; (ii) information about costs, profits, markets, sales, and lists of vendors, suppliers, customers or clients; (iii) business, marketing, and strategic plans; and (iv) employee personnel files and compensation information. Employee should consult any Employer procedures instituted to identify and protect certain types of Confidential Information, which are considered by Employer to be safeguards in addition to the protection provided by this Agreement. Nothing contained in those procedures or in this Agreement is intended to limit the effect of the other. For purposes of this Agreement, "Affiliate" shall mean any person or entity that directly or indirectly controls, is controlled by, or is under common control with Employer.

     (b) General Restrictions on Use.  During the Period of Employment, Employee
         ---------------------------
shall use Proprietary Information, and shall disclose Confidential Information, only for the benefit of Employer and as is necessary to carry out Employee's responsibilities under this Agreement. Following termination, Employee shall neither, directly or indirectly, use any Proprietary Information nor disclose any Confidential Information, except as expressly and specifically authorized in writing by Employer. The publication of any Proprietary Information through literature or speeches must be approved in advance in writing by Employer.

     (c) Location and Reproduction.  Employee shall maintain at Employee's work
         -------------------------
station and/or any other place under Employee's control only such Confidential Information as Employee has a current "need to know." Employee shall return to the appropriate person or location or otherwise properly dispose of Confidential Information once that need to know no longer exists. Employee shall not make copies of or otherwise reproduce Confidential Information unless there is a legitimate business need for reproduction.

     (d) Prior Actions and Knowledge.  Employee represents and warrants that
         ---------------------------
from the time of Employee's first contact with Employer, Employee has held in strict confidence all Confidential Information and has not disclosed any Confidential Information, directly or indirectly, to anyone outside of Employer, or used, copied, published, or summarized any Confidential Information, except to the extent otherwise permitted in this Agreement.

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     (e) Third-Party Information.  Employee acknowledges that Employer has
         -----------------------
received and in the future will receive from third parties their confidential information subject to a duty on Employer's part to maintain the confidentiality of such information and to use it only for certain limited purposes. Employee agrees that Employee owes Employer and such third parties, during the Period of Employment and thereafter, a duty to hold all such confidential information in the strictest confidence and not to disclose or use it, except as necessary to perform Employee's obligations hereunder and as is consistent with Employer's agreement with such third parties.

     (f) Conflicting Obligations.  Employee represents and warrants that
         -----------------------
Employee's execution of this Agreement, Employee's employment with Employer, and the performance of Employee's proposed duties under this Agreement shall not violate any obligations Employee may have to any former employer (or other person or entity), including any obligations with respect to proprietary or confidential information of any other person or entity.

5.   Competitive Activity.
     --------------------

     (a) Acknowledgment.  Employee acknowledges that the pursuit of the
         --------------
activities forbidden by Section 5(b) below would necessarily involve the use or disclosure of Confidential Information in breach of Section 4, but that proof of such a breach would be extremely difficult.

     (b) Prohibited Activity.  To forestall the above-described disclosure, use,
         -------------------
and breach, Employee agrees that for a period of one (1) year after termination of the Period of Employment, Employee shall not, directly or indirectly, (i) divert or attempt to divert from Employer (or any Affiliate) any business of any kind in which it is engaged, including, without limitation, the solicitation of or interference with any of its customers or suppliers; (i) employ, solicit for employment, or recommend for employment any person employed by Employer (or any Affiliate); or (iii) engage in any business activity that is or may be competitive with Employer (or any Affiliate) in any state where Employer conducts its business, unless Employee can prove that any action taken is contravention of this subsection was done without the use in any way of Confidential Information.

6.   Inventions and Ideas.
     --------------------

     (a) Defined:  Statutory Notice.  The term "Invention/Idea" includes any and
         --------------------------
all ideas, processes, trademarks, service marks, inventions, technology, computer hardware or software, original works of authorship, designs, formulas, discoveries, patents, copyrights and products, as well as any and all improvements, know-how, rights and claims related to the foregoing, that are conceived, developed, or reduced to practice by Employee (alone or with others), during the Period of Employment, except to the extent that California Labor Code
Section 2870 lawfully prohibits the assignment of rights in such intellectual property.

Employee acknowledges that Employee understands that this definition includes only those rights that my be lawfully assigned pursuant to California Labor Code
Section 2870, which provides:

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     "(a) Any provision in any employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

     (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

     (2) Result from any work performed by the employee for the employer.

     (b) To the extent a provision in any employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable."

     Nothing in this Agreement is intended to expand the scope of protection provided Employee by Sections 2870 through 2872 of the California Labor Code.

     (b) Disclosure.  Employee agrees to maintain adequate and current written
         ----------
records on the development of all Invention/Ideas and to disclose promptly to Employer all Invention/Ideas and relevant records, which records will remain the sole property of Employer. Employee further agrees that all information and records pertaining to any idea, process, trademark, service mark, invention, technology, computer hardware or software, original work of authorship, design, formula, discovery, patent, copyright or product, as well as any improvement or know-how related to the foregoing ("Intellectual Property"), that Employee does not believe to be an Invention/Idea, but that is conceived, developed, or reduced to practice by Employee (alone or with others) during the Period of Employment (or during the post-employment period set forth in Section 4(e) below), shall be disclosed promptly to Employer (such disclosure to be received in confidence). Employer shall examine such information to determine if in fact the Intellectual Property is an Invention/Idea subject to this Agreement.

     (c) Assignment.  Employee agrees to assign to Employer the Employee's
         ----------
entire right, title, and interest (throughout the United States and in all foreign countries), free and clear of all liens and encumbrances, in and to each Invention/Idea, which shall be the sole property of Employer, whether or not patentable. In the event any Invention/Idea is deemed by Employer to be patentable or otherwise registrable, Employee shall assist Employer (at its expense) in obtaining letters patent or other applicable registrations thereon and shall execute all documents and do all other things necessary or proper thereto (including testifying at Employer's expense) in order to vest Employer, or any entity or person specified by Employer, with full and perfect title thereto or interest therein. Employee shall also take any action necessary or advisable in connection with any continuations, renewals, or reissues thereof or in any related proceedings or litigation.

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

Should Employer be unable to secure Employee's signature on any document necessary to apply for, prosecute, obtain, or enforce any patent, copyright, or other right or protection relating to any Invention/Idea, whether due to Employee's mental or physical incapacity, refusal to sign or any other cause, Employee irrevocably designates and appoints Employer and each of its duly authorized officers and agents as Employee's agent and attorney in fact, to act for and in Employee's behalf and stead and to execute and file any such document, and to do all other lawfully permitted acts to further the prosecution, issuance, and enforcement of patents, copyrights, or other rights or protections with the same force and effect as if executed, delivered, and/or done by Employee. EMPLOYER SHALL HAVE NO OBLIGATION TO PAY EMPLOYEE ANY ADDITIONAL CONSIDERATION WITH RESPECT TO THE ASSIGNMENT OF ANY OF THE ABOVE-DESCRIBED INVENTIONS/IDEAS.

     (d) No Conflict.  To the best of Employee's knowledge, there is no existing
         -----------
contract in conflict with this Agreement and there is no contract to assign any Intellectual Property that is now in existence between Employee and any other person or entity.

     (e) Post-Termination Period.  Because of the difficulty of establishing
         -----------------------
when any Intellectual Property is first conceived or developed by Employee, or whether it results from access to Confidential Information or Employer's equipment, supplies, facilities, or data, Employee agrees that any Intellectual Property shall be presumed to be an Invention/Idea, if reduced to practice by Employee or with the aid of Employee within one (1) year after termination of the Period of Employment. Employee can rebut the above presumption if Employee proves that the Intellectual Property (i) was developed entirely on Employee's own time without using Employer's equipment, supplies, facilities, or trade secret information; (ii) was not conceived or reduced to practice during the Period of Employment, or, if conceived or reduced to practice during this period, did not, at the time of conception or reduction to practice, relate to Employer's business or actual or demonstrably anticipated research or development; and (iii) did not result from any work performed by Employee by Employer.

     (f) Representation of Coverage and Grant of License.  Except for those
         -----------------------------------------------
Inventions/Ideas (if any) specifically reserved by Employee in an attachment to this Agreement, Employee represents that there are no Inventions/Ideas owned wholly or in part by Employee, or controlled directly or indirectly by Employee, which Employee considers to be reserved and excluded from the scope of this Agreement. Employee grants to the Company a royalty-free, non-exclusive, irrevocable license on any and all non-reserved Invention/Ideas of Employee.

     (g) Preservation of Confidence.  In order to preserve Employee's
         --------------------------
proprietary rights in any unpatented or unpublished reserved Inventions/Ideas, Employer shall keep in confidence all information provided by Employee pertaining to any reserved Invention/Idea unless the information: (i) is already known to or in the possession of Employer; (ii) is or becomes publicly known through no wrongful act of Employer; (iii) is rightfully received by Employer from a third party without beach of any obligation to

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

Employee; (iv) is approved for release by written authorization of Employee; (v) is distributed or made available to others by Employee without restriction as to use or disclosure; or (vi) is developed independently by Employer through persons not involved with information received by Employer from Employee.

     (h) License from Use.  Notwithstanding the reservation of an Invention/Idea
         ----------------
under Section 6(f) above, if Employee (i) uses a reserved Invention/Idea while employed by Employer, or (ii) permits the use of a reserved Invention/Idea by another employee of Employer and does not have a prior written agreement with Employer pertaining to such use, then Employee thereby grants to Employer a royalty-free, non-exclusive, irrevocable license to that Invention/Idea (provided that the reserved Invention/Idea is owned wholly or in part by Employee, or is within the direct or indirect control of Employee at the time of employment).

     (i) Right of First Refusal.  With respect to any reserved Inventions/Ideas
         ----------------------
specified under Section 6(f) above, Employee grants to Employer a right of first refusal to purchase or license such Inventions/Ideas (unless otherwise licensed to Employer by any other terms of this Agreement) on terms at least as favorable as those offered by Employee to any other purchaser or licensee while Employee is employed by Employer.

7.   Grounds for Termination.  Any material breach by Employee of this Agreement
     -----------------------
shall be grounds for terminating Employee's employment with Employer. Notwithstanding the foregoing, nothing in this Agreement is intended to alter the at-will employment status of Employee.

8.   Notices.  Any notice under this Agreement must be in writing and shall be
     -------
effective upon delivery by hand, upon facsimile transmission to the number provided below (if one is provided), or three (3) business days after deposit in the United States mails, postage prepaid, certified or registered, and addressed to Employer or to Employee at the corresponding address below. Employee shall be obligated to notify Employer in writing of any change in Employee's address. Notice of change of address shall be effective only when done in accordance with this Section.

Employer's Notice Address:

     Isonics Corporation
     4010 Moorpark, Suite 119
     San Jose, CA  95117
     Attn:  James E. Alexander, President

Employee's Notice Address:

_______________________________
_______________________________
_______________________________

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

9.   Action by Employer.  All actions required or permitted to be taken under
     ------------------
this Agreement by Employer, including, without limitation, exercise of discretion, consents, waivers, and amendments to this agreement, shall be made and authorized only by the President or by his or her representative specifically authorized to fulfill these obligations under this Agreement.

10.  Integration.  This Agreement is intended to be the final, complete, and
     -----------
exclusive statement of the terms of Employee's employment by Employer. This Agreement may not be contradicted by evidence of any prior or contemporaneous statements or agreements. To the extent that the practices, policies, or procedures of Employer, now or in the future, apply to Employee and are inconsistent with the terms of this Agreement, the provisions of this Agreement shall control.

11.  Amendments; Waivers.  This Agreement may not be modified, amended, or
     -------------------
terminated except by an instrument in writing, signed by each of the parties. No failure to exercise and no delay in exercising any right, remedy, or power under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power under this Agreement preclude any other or further exercise thereof, or the exercise of any other right, remedy, or power provided herein or by law or in equity.

12.  Assignment; Successors and Assigns.  Employee agrees that Employee will not
     ----------------------------------
assign, sell, transfer, delegate, or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any rights or obligations under this Agreement. Any such purported assignment, transfer, or delegation shall be null and void. Nothing in this Agreement shall prevent the consolidation of Employer with, or its merger into, any other entity, or the sale by Employer of all or substantially all of its assets, or the otherwise lawful assignment by Employer of any rights or obligations under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors, and permitted assigns, and shall not benefit any person or entity other than those specifically enumerated in this Agreement.

13.  Severability.  If any provision of this Agreement, or its application to
     ------------
any person, place, or circumstance, is held by an arbitrator or a court of competent jurisdiction to be invalid, unenforceable, or void, such provision shall be enforced to the greatest extent permitted by law, and the remainder of this Agreement and such provision as applied to other persons, places, and circumstances shall remain in full force and effect.

14.  Attorneys' Fees.  In any legal action, arbitration, or other proceeding
     ---------------
brought to enforce of interpret the terms of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs.

15.  Injunctive Relief.  If Employee breaches or threatens to breach any
     -----------------
provision of this Agreement, the parties acknowledge that the damage or imminent damage to Employer's business or its goodwill would be irreparable and extremely difficult to

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

estimate, making any remedy at law or in damages inadequate. Accordingly, Employer shall be entitled to injunctive relief against Employee in the event of any breach or threatened breach of such provisions by Employee, in addition to any other relief (including damages) available to Employer under this Agreement or under law.

16.  Governing Law.  This Agreement shall be governed by and construed in
     -------------
accordance with the law of the State of California, notwithstanding any California or other conflict-of-laws provisions to the contrary.

17.  Interpretation.  This Agreement shall be construed as a whole, according to
     --------------
its fair meaning, and not in favor of or against any party. By way of example and not in limitation, this Agreement shall not be construed in favor of the party receiving a benefit nor against the party responsible for any particular language in this Agreement.

18.  Employee Acknowledgment.  Employee acknowledges that Employee has had the
     -----------------------
opportunity to consult legal counsel in regard to this Agreement, that Employee has read and understands this Agreement, that Employee is fully aware of its legal effect, and that Employee has entered into it freely and voluntarily and based on Employee's own judgment and not on any representations or promises other than those contained in this Agreement. Without limiting the generality of the foregoing, Employee acknowledges that Employee has agreed that any and all Inventions/Ideas that Employee might create during the course of Employee's employment with Employer automatically will be assigned to Employer. Employee further acknowledges that Employee has been advised by Employer that the assignment provisions of this Agreement will not apply to an invention which qualifies fully under the provisions of Section 2870 of the California Labor Code and that Employee is aware of the provisions of Section 2870.

The parties have duly executed this Agreement as of the date first written above.

EMPLOYEE:


---------------------------------

EMPLOYER:


---------------------------------

Isonics Corporation

By:
    -----------------------------
    James E. Alexander, President

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